UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2023
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Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices) (Zip Code)
516-683-6000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	LCUT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2023, Lifetime Brands, Inc. (the “Company”) and Taylor Parent, LLC (“Taylor Parent”) entered into the Second Amendment (the “Second Amendment”) to the Stockholders Agreement, dated as of March 2, 2018 (as amended from time to time, the “Stockholders Agreement”), by and between the Company and Taylor Parent to remove and reserve Section 6(h) of the Stockholders Agreement, which previously required that the Company (i) obtain consent of Taylor Parent to terminate the employment of the Chief Executive Officer, other than for Cause (as defined in the employment agreement of the Chief Executive Officer) and (ii) consult with Taylor Parent on a replacement for the Chief Executive Officer in the event of such termination.
The information provided in this Item 1.01 is qualified in its entirety by reference to the terms of the Second Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
See the Exhibit Index below, which is incorporated by reference herein.

Exhibit Index

Exhibit No.
10.1	Second Amendment, dated October 19, 2023, to that certain Stockholders Agreement, dated as of March 2, 2018, by and between Lifetime Brands, Inc. and Taylor Parent, LLC
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker Executive Vice President, Treasurer and Chief Financial Officer
Date: October 20, 2023